Exhibit 4.4

EXECUTION VERSION

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 22, 2014, by and between Caesars Entertainment Operating Company, Inc., formerly known as Harrah’s Operating Company, Inc. and a Delaware corporation (the “Corporation”), and Law Debenture Trust Company of New York, as successor trustee to U.S. Bank National Association under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Corporation and Caesars Entertainment Corporation, formerly known as Harrah’s Entertainment, Inc. and a Delaware corporation (“CEC”), have heretofore executed and delivered to the Trustee an Indenture, dated as of June 9, 2006 (the “Indenture”), providing for the issuance of the Corporation’s 6.50% Senior Notes due 2016 (the “Securities”);

WHEREAS, Section 902 of the Indenture provides, inter alia, that the Corporation and the Trustee may enter into a supplemental indenture to add, change or eliminate any provision of the Indenture or a supplemental indenture or modify the rights of Holders of the Securities with the written consent of at least a majority in principal amount of Outstanding Securities of each series affected by such supplemental indenture (disregarding Securities held by the Corporation or any Affiliate of the Corporation) and, with respect to certain additions, changes or eliminations set forth in clauses (1) through (4) of Section 902 of the Indenture, the consent of the Holders of each Outstanding Security affected by such supplemental indenture;

WHEREAS, the Corporation entered into a Note Purchase and Support Agreement, dated as of August 12, 2014 (the “Note Purchase and Support Agreement”), by and among the Corporation, CEC and certain holders party thereto, pursuant to which, inter alia, the Corporation and CEC agreed to purchase certain of the Securities held by such holders and replace $40,799,000 aggregate principal amount of Securities held by such holders (the “Replacement Securities”) with a new note, the form of which is attached as Exhibit A hereto, and such holders provided consent to certain amendments to the Indenture and agreed to receive the Replacement Securities in replacement of the $40,799,000 aggregate principal amount of Securities held by such holders;

WHEREAS, Holders of the Replacement Securities have consented to the amendments effected by this Supplemental Indenture in accordance with the provisions of the Indenture, and evidence of such consents has been provided by the Corporation to the Trustee;

WHEREAS, the Corporation has complied with all conditions precedent provided for in the Indenture relating to this Supplemental Indenture; and

WHEREAS, the Corporation has requested that the Trustee execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Corporation and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

SECTION 1. Defined Terms.

(a) For purposes of this Supplemental Indenture, the terms defined in the recitals shall have the meanings therein specified; any capitalized terms used and not defined herein shall have the same respective meanings as assigned to them in the Indenture; and references to Articles or Sections shall, unless the context indicates otherwise, be references to Articles or Sections of the Indenture.

(b) Any definitions used exclusively in the provisions of the Indenture or Securities that are deleted pursuant to the amendments set forth under this Supplemental Indenture, and any definitions used exclusively within such definitions, are hereby deleted in their entirety from the Indenture and the Securities, and all textual references in the Indenture and the Securities exclusively relating to paragraphs, Sections, Articles or other terms or provisions of the Indenture that have been otherwise deleted pursuant to this Supplemental Indenture are hereby deleted in their entirety. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

SECTION 2. Terms of Replacement Securities. The Replacement Securities shall rank pari passu in right of payment with the Securities issued on June 9, 2006 (the “Existing Securities”) and the terms of the Replacement Securities shall be identical to the Existing Securities other than with respect to the following:

(a) Interest on the Replacement Securities shall accrue from August 22, 2014.

(b) The Replacement Securities shall have the other terms set forth in the form of global note attached hereto as Exhibit A.

SECTION 3. Execution of the Replacement Securities. The Replacement Securities shall be executed on behalf of the Corporation by an Officer and authenticated by the Trustee upon receipt of a Company Order, pursuant to Section 906 of the Indenture.

SECTION 4. Effectiveness. This Supplemental Indenture shall become a binding agreement between the parties hereto when executed by the parties hereto.

SECTION 5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 6. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

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SECTION 7. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or the statements made in the recitals of this Supplemental Indenture.

SECTION 8. Severability. In case any provisions in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 9. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 10. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

By:	/s/ Mary E. Higgins
	Name:	Mary E. Higgins
	Title:	Chief Financial Officer

[Signature Page to 6.50% Notes Second Supplemental Indenture]

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee

By:	/s/ James D. Heaney
	Name:	James D. Heaney
	Title:	Managing Director

[Signature Page to 6.50% Notes Second Supplemental Indenture]

Exhibit A

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

6.50% Senior Notes due 2016

No.
CUSIP No	Principal Amount: $[ ]

Caesars Entertainment Operating Company, Inc., a Delaware corporation (herein called the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [                    ] ($[                    ]) on June 1, 2016 (the “Maturity Date”), and to pay interest thereon from August 22, 2014 or from the most recent date to which interest has been paid or duly provided for, semi-annually on June 1 and December 1 of each year (each, an “Interest Payment Date”), commencing December 1, 2014, at the rate of 6.50% per annum, until the principal hereof is paid or made available for payment. Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 and November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date by virtue of having been such Holder and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Note will be made at the office or agency of the Company maintained for that purpose in New York City, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least fifteen (15) days prior to the date for payment by the Person entitled thereto. Notwithstanding the foregoing, so long as the Holder of this Note is the Depositary or its nominee, payment of the principal of (and premium, if any) and any such interest on this Note will be made by wire transfer of immediately available funds.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

Name: Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee

By:
Name: Authorized Signatory

[Reverse of Note]

This Note is one of a duly authorized issue of Notes of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of June 9, 2006, (as amended and supplemented to the date hereof, herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company, Caesars Entertainment Corporation (formerly known as Harrah’s Entertainment Corporation) and Law Debenture Trust Company, as successor trustee to U.S. Bank National Association (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited (subject to exceptions provided in the Indenture) in aggregate principal amount to $[                    ], subject to the Company’s ability to increase or decrease such aggregate principal amount as provided in a schedule attached hereto.

The Notes are subject to redemption prior to the Maturity Date of the principal thereof as provided in the Indenture.

The indenture contains provisions whereby (i) the Company may be discharged from its obligations with respect to the Notes (subject to certain exceptions) or (ii) the Company may be released from its obligations under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes, and satisfies certain other conditions, all as more fully provided in the Indenture.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Notes of each series at the time Outstanding affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes of any series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture with respect to such series and its consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

Notwithstanding the foregoing, in the event of a Qualified Solicitation (as defined below), Holders of the Notes evidenced by this Global Note will be deemed to have consented or approved any act of the Holders of Notes which act has been approved by Holders of at least the Minimum Amount (as defined below) of Notes (other than the Notes evidenced by this Global Note). “Qualified Solicitation” means a solicitation of consents or approvals in compliance with applicable law that (i) has been approved by the Board of Directors of the Company, (ii) does not require any holder of the Notes evidenced by this Global Note to make any purchase or monetary contribution or incur any obligation or liability, and (iii) provides no less favorable consideration to any holder of the Notes evidenced by this Global Note than that provided to any holder of Notes (other than Notes evidenced by this Global Note), taking into account all related agreements and understandings. “Minimum Amount” of Notes means an outstanding principle amount of Notes held by non-Affiliates of the Company equal to 10% of the outstanding principle amount of all Notes (excluding the Notes evidenced by this Global Note and Notes held by Affiliates of the Company).

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee, such Holder or Holders shall have offered the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, and the Trustee, for 60 days after its receipt of such notice shall not have received from the Holders of a majority in principal amount of Notes of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles thereof.

All terms used in this Note which are defined in the Indenture and not defined herein shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

FOR, VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                                       Attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Dated:

Notice: The signature to this assignment must correspond with the name as it appears upon the face of the Note in every particular, without alteration or enlargement or any change whatever.

Signature of Signature Guarantor

Signature must be guaranteed by a

participant in a recognized signature

guaranty medallion program or other

signature guarantor acceptable to the

Trustee

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common UNIF GIFT MIN ACT—                  Custodian

TEN ENT—as tenants by the entireties (Cust) (Minor)

JT TEN—as joint tenants with right of Under Uniform Gifts to Minors survivorship and not as Act                                          tenants in common (State)

Additional abbreviations may also be used though not in the above list.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian